SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2001

IQUNIVERSE, INC.
(Exact name of registrant as specified in its charter)

MINNESOTA	012612	41-1442918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

RIVERPLACE, 65 MAIN STREET SE, SUITE 136
MINNEAPOLIS, MINNESOTA 55414
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (612) 676-1436

CALENDAR CAPITAL, INC.
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

             On July 12, 2001, the Registrant announced that it had entered into a letter of intent with Chris Schmidt, the CEO of Microsell, Inc.  A copy of the press release regarding the letter of intent is filed as Exhibit 99.3 to this Form 8-K.

             Subsequent to the time of that press release as well as subsequent discussion under Plan of Operations in Registrant’s Form 10-KSB for the period ending March 31, 2001, the feasibility study referenced therein has been completed and the Registrant and Mr. Schmidt have concluded that certain of the underlying assumptions necessary to support the business plan were not valid and that the execution of the business plan is not feasible at this time.   The Registrant and Mr. Schmidt are, however, committed to continue working together on alternative business opportunities which they have identified and anticipate announcing a modification to the letter of intent to reflect the changes in their combined business plan.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	99.3	Press Release issued by the Registrant on July 12, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2001

IQUNIVERSE, INC.
(formerly Calendar Capital, Inc.)

	By:	/s/ Jill Miyamoto

Jill Miyamoto
President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

99.3	Press Release issued by the Registrant on July 12, 2001.